EXHIBIT 16.1




                      [Goldstein Golub Kessler Letterhead]


December 12, 2007


Securities and Exchange Commission
Washington D.C. 20549

Commissioners:

     We have read Orbit International Corp.'s statements included under Item
4.01 of its Form 8-K filed on December 13, 2007, and we agree with such statements concerning our firm.



/s/ GOLDSTEIN GOLUB KESSLER LLP
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Goldstein Golub Kessler LLP